CUSIP No. 69145107	SCHEDULE 13G	Page 9 of 9 Pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G dated February 10, 2021 (the “Schedule 13G”), with respect to the Common Stock, par value $0.001 per share, of Outset Medical, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 10, 2021.

Mubadala Investment Company PJSC

By:	/s/ Andre Namphy
	Name:	Andre Namphy
	Title:	Authorized Signatory

Mamoura Diversified Global Holding PJSC

By:	/s/ Andre Namphy
	Name:	Andre Namphy
	Title:	Authorized Signatory

Mubadala Technology Investments (Mubadala Technology) LLC

By:	/s/ Andre Namphy
	Name:	Andre Namphy
	Title:	Authorized Signatory

Aurora Investment Company LLC

By:	/s/ Andre Namphy
	Name:	Andre Namphy
	Title:	Authorized Signatory